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                                                                    RESOLUTION E

                                 BARNETT BANKS, INC.

                        RESOLUTIONS OF THE BOARD OF DIRECTORS
                         AS DULY ADOPTED AT A REGULAR MEETING
                               HELD ON JANUARY 22, 1997

                             APPROVING THE CORPORATION'S
                           PERFORMANCE-BASED INCENTIVE PLAN


RESOLVED, that the Board of Directors (the "Board") hereby approves the Corporation's Performance-Based Incentive Plan (the "Plan") in substantially the form presented to the Board at its regular meeting held on January 22, 1997, and attached to these Resolutions in the Minute Book of the Corporation, and directs that such Plan be presented to the Corporation's shareholders, with the Board's recommendation for approval, at the 1997 Annual Meeting of Shareholders.

FURTHER RESOLVED, that the Board hereby authorizes the reservation of 8,500,000 shares of Common Stock of the Corporation for future issuance in connection with the long-term incentive component of the Plan and authorizes the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, the Executive Vice President, the Corporate Secretary and any Assistant Secretary (the "Proper Officers"), to prepare such documents and take such steps as are necessary or desirable to effectuate the creation of the Plan and the registration and issuance of the Common Stock, including but not limited to the actions described in the following resolutions.

FURTHER RESOLVED, that, in connection with such authorization, the Board of Directors of the Corporation hereby authorizes the preparation and filing, upon execution by the Proper Officers and a majority of Directors of the Corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 or other appropriate form, covering the proposed registration of the Plan and/or 8,500,000 shares of Common Stock under the long-term incentive component of the Plan, and of any amendment (including post-effective amendments) or supplement to the Registration Statement that, on advice of counsel, is deemed to be necessary or desirable to effect the registration.

FURTHER RESOLVED, that the Chairman of the Board or Secretary of the Corporation is hereby authorized to determine the states in which appropriate action shall be taken to qualify or register the Plan and/or all or such part of the Common Stock as he or she may deem necessary or advisable; that the Proper Officers of the Corporation are hereby authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and

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documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorney for service of process; and that the execution by the Proper Officers of any such paper or document or the doing by them of any act in connection with the foregoing matter shall conclusively establish their authority therefor for this Corporation and the approval and ratification by this Corporation of the papers and documents so executed and the action so taken.

FURTHER RESOLVED, that if in any state where the Plan and/or the Common Stock is to be registered or qualified for offering, sale or exchange, a prescribed form of resolution or resolutions is required to be adopted by the Board of Directors, each such resolution shall be deemed to have been and hereby is adopted by this resolution, and that the Secretary of the Corporation is hereby authorized to certify the adoption of all such resolutions as though such resolutions were now presented to be inserted into the Minute Book of the Corporation on pages next following these minutes and initialed by the Secretary of the Corporation.

FURTHER RESOLVED, that the Board of Directors of this Corporation hereby authorizes the preparation and filing, upon due execution by the Proper Officers of the Corporation, of an application to the New York Stock Exchange for the listing of up to 8,500,000 shares of the Corporation's Common Stock, to be reserved under the long-term incentive component of the Plan, in such form as the Chairman of the Board or Secretary of the Corporation, after advice of counsel, may determine in his or her discretion to be necessary or desirable to effect the listing of the Common Stock.

FURTHER RESOLVED, that the Board of Directors of this Corporation hereby authorizes the Chairman and Chief Executive Officer (the Principal Executive Officer), the Chief Financial Officer (the Principal Financial Officer), the Controller (the Principal Accounting Officer) and each Director to execute Special Powers of Attorney appointing Charles W. Newman, Hinton F. Nobles, Jr., Gregory M. Delaney, and each or any of them, as attorney-in-fact to sign the aforementioned Registration Statement and any and all amendments thereto on their behalf as Executive Officers or Directors, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to do and perform in the name and on behalf of each of said Executive Officers and Directors every act whatsoever necessary or advisable to be done as fully and to all intents and purposes as any such Executive Officer or Director might or could do in person.

FURTHER RESOLVED, that Charles E. Rice, Chairman and Chief Executive Officer of the Corporation, is hereby appointed and designated as the person duly authorized to receive communications and notices from the Securities and Exchange Commission with respect to the Registration Statement, preparation and filing of which is authorized by these resolutions.

FURTHER RESOLVED, that the Board hereby authorizes and directs the Proper Officers of the Corporation in the name and on behalf of the Corporation and to the extent necessary under its seal, to prepare, execute, deliver, file and record all

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instruments, documents, and other papers and to do all such other acts and things as they in their discretion and with the advice of counsel may deem necessary or desirable to carry into effect the foregoing resolutions.





                        /s/ Cathy C. Cosby
                        ----------------------------------------
                        Secretary



DATED:  January 22, 1997